SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ELECTRIC LIGHTWAVE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware                                                            93-1035711
(State of Incorporation)                    (I.R.S. Employer Identification No.)
                   4400 N.E. 77th Avenue, Vancouver, WA 98662
               (Address of Principal Executive Offices) (Zip Code)

               Electric Lightwave, Inc. 1997 Equity Incentive Plan
                            (Full title of the plan)


                                  Kerry D. Rea
                            Electric Lightwave, Inc.
                              4400 N.E. 77th Avenue
                               Vancouver, WA 98662
                     (Name and address of agent for service)

                                 (360) 892-1000
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
Title of Securities to Be      Amount to Be         Proposed Maximum      Proposed Maximum        Amount of
Registered                     Registered (1)       Offering Price Per    Aggregate Offering      Registration
                                                    Share (1)             Price (1)               Fee (1)
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par      4,170,600            $8.875                $37,014,075             $10,919.15
value $.01 per Share(2)
==================================================================================================================

(1) Calculated under Rule 457(h) with respect to the estimated maximum number of registrant's securities issuable under the Plan at a price per share of $8.875, the average of the reported high and low prices on the NASDAQ National Market on August 6, 1998.

(2) In addition to the 4,170,600 shares of Class A Common Stock registered hereby, the Registrant also hereby registers options under the Plan to purchase Class A Common Stock of the Company issuable upon voluntary surrender of existing options under the Plan, to the extent that the same may be, and are required to be, registered.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Electric Lightwave, Inc. ("ELI" or the "Company") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are hereby incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as supplemented.

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

         3. The Company's Current Reports on Form 8-K filed on February 19, March 23, May 6, July 14, July 28, and August 7, 1998.

         All documents filed by the Company and the Electric Lightwave, Inc. 1997 Equity Incentive Plan ("Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         ELI will provide without charge to each person to whom a copy of the material describing the Plan is delivered, upon the written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of the Registration Statement (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Such documents are incorporated by reference in the documents comprising the prospectus. ELI will also provide without charge, upon written or oral request, copies of other documents required to be delivered to participating employees pursuant to Rule 428(b) under the Securities Act of 1933. Requests for such copies should be directed to Electric Lightwave, Inc. 1997 Equity Incentive Plan, Corporate Human Resources, Electric Lightwave, Inc., 4400 N.E. 77th Avenue, Vancouver, WA 98662 (telephone: (360) 892-1000).

Item 4.       DESCRIPTION OF SECURITIES

         ELI's Class A Common Stock is registered under Section 12 of the Exchange Act.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such law to indemnify officers and directors against certain expenses, liabilities and payments, including liabilities arising under the Securities Act of 1933, as amended, as therein provided. In addition, the By-Laws of the Company provide for indemnification of specified persons, including officers and directors of the Company, for liabilities arising under said Act.

         Insurance is maintained providing coverage for the Company against obligations incurred as a result of indemnification of officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by the Company but excludes specified dishonest acts.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED

         No restricted securities will be reoffered or resold pursuant to the Registration Statement.

Item 8.       EXHIBITS


EXHIBIT NO.                              DESCRIPTION


4.1               Amended  and  Restated   Certification   of  Incorporation  of
                  Electric  Lightwave,  Inc. is  incorporated  by  reference  to
                  Exhibit 3.1 to the Registration Statement on Form S-1, File No. 333-35227.

5 Opinion of Counsel as to legality of Common Stock being issued.

23                Consent of KPMG Peat Marwick LLP.

24                Powers of Attorney.

Item 9.       UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Vancouver, and State of Washington, on this seventh day of August, 1998.



                                               ELECTRIC LIGHTWAVE, INC.


                                               By: /s/ Kerry D. Rea
                                               -----------------------------
                                               Kerry D. Rea
                                               Vice President and Controller

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




     SIGNATURE                                          TITLE                                DATE

LEONARD TOW*                             Chairman of the Board, Member,
------------------------                Executive Committee and Director                August 4, 1998
(Leonard Tow)

DARYL A. FERGUSON*                       Vice Chairman, Chief Executive
------------------------                   Officer, Member, Executive                   August 4, 1998
(Daryl A. Ferguson)                                Committee

ROBERT J. DESANTIS*                       Chief Financial Officer, Vice
------------------------                     President and Treasurer                    August 4, 1998
(Robert J. DeSantis)

KERRY D. REA                              Vice President and Controller                 August 7, 1998
------------------------
(Kerry D. Rea)


------------------------                             Director
(Guenther E. Greiner)

STANLEY HARFENIST*                                   Director                           August 4, 1998
------------------------
(Stanley Harfenist)

DAVID B. SHARKEY*                        President, Chief Operating Officer,
------------------------                   Member, Executive Committee and
(David B. Sharkey)                                   Director                           August 4, 1998

ROBERT A. STANGER*                                    Director                          August 4, 1998
------------------------
(Robert A. Stanger)

MAGGIE WILDEROTTER*                                   Director                          August 4, 1998
------------------------
(Maggie Wilderotter)

*BY: /s/ KERRY D. REA
-----------------------
Attorney-in-fact

                           EXHIBIT INDEX
                           -------------

EXHIBIT NO.                DESCRIPTION

5                          Opinion of Counsel

23                         Consent of KPMG Peat Marwick LLP

24                         Powers of Attorney

                                                             EXHIBIT 5



                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                             New York, NY 10004-1490
                                 (212) 858-1000





                                                         July 31, 1998




Electric Lightwave, Inc.
8100 N.E. Parkway Drive
Ste. 150
Vancouver, WA  98662-6461

Gentlemen:

                  As counsel to Electric Lightware, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act"), of up to 4,170,600 shares (subject to adjustment) of Class A common stock of the Company (the "Stock") to be sold or delivered by the Company from time to time pursuant to the Electric Lightwave, Inc. 1997 Equity Incentive Plan ("Plan"), we have examined the registration statement on Form S-8 (the "Registration Statement") in regard thereto, filed under the Act, and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination, we hereby advise you that:

                  (1) We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of Delaware. We are further of the opinion that, in the event that originally issued shares of Class A common stock of the Company shall be offered and sold, or granted to Plan participants, pursuant to the provisions of the Plan (the "Offered Stock"), and such Offered Stock is sold or delivered in accordance with the Plan and the Registration Statement, and when the steps enumerated in Paragraph (2) hereof shall have been taken, the Offered Stock will be legally issued, fully paid and nonassessable shares of the capital stock of the Company.

                  (2) The steps which are referred to in the foregoing Paragraph
(1) hereof are:

                       (a) It shall be determined that the public utilities commissions of the states of Arizona, California, Idaho, Oregon, Utah and Washington, and any other state with respect to which the Company conducts, or shall have sought authority to conduct, a telecommunications business, shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance and sale of the Offered Stock;

                       (b) The applicable provisions of the Act shall have been complied with; and

                       (c) The Offered Stock shall have been duly issued and paid for and any restrictions on transferability shall have lapsed, and any conditions based on performance, the passage of time or any other matter or matters shall have been fulfilled and satisfied.

                  In rendering the foregoing opinion we express no opinion as to laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Winthrop, Stimson, Putnam & Roberts

                                                             EXHIBIT 23



The Board of Directors
Electric Lightwave, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Electric Lightwave, Inc. of our reports dated March 10, 1998, relating to the balance sheets of Electric Lightwave, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which reports appeared in the December 31, 1997 annual report on Form 10-K of Electric Lightwave, Inc.


/s/ KPMG Peat Marwick LLP

New York, New York
August 7, 1998

                                                             EXHIBIT 24



                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer or director of ELECTRIC LIGHWAVE, INC. (the "Company") constitutes and appoints, jointly and severally, for him or her, in any and all capacities, one or more Registration Statements on Form S-8 of the Company, and any and all amendments to said Form S-8, and to file the same, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

August 4, 1998

                                                  By:    /s/ LEONARD TOW
                                                         -----------------------
                                                         Leonard Tow


                                                  By:    /s/ DARYL A. FERGUSON
                                                         -----------------------
                                                         Daryl A. Ferguson


                                                  By:    /s/ ROBERT J. DESANTIS
                                                         -----------------------
                                                         Robert J. DeSantis


                                                  By:    /s/ STANLEY HARFENIST
                                                         -----------------------
                                                         Stanley Harfenist


                                                  By:    /s/ DAVID B. SHARKEY
                                                         -----------------------
                                                         David B. Sharkey


                                                  By:    /s/ ROBERT A. STANGER
                                                         -----------------------
                                                         Robert A. Stanger


                                                  By:    /s/ MAGGIE WILDEROTTER
                                                         -----------------------
                                                         Maggie Wilderrotter